UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2013

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-5667	04-2271897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1300, BOSTON, MASSACHUSETTS		02210-2019
(Address of Principal Executive Offices)		(Zip Code)

(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 7, 2013, the Company held its annual meeting of stockholders pursuant to notice duly given. The Company’s stockholders voted on the following three proposals and cast their votes as set forth below.

1.	All of the Board’s nominees for director were elected to the class of directors whose term expires in 2016 by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Votes
John S. Clarkeson	51,206,009	2,835,280	93,780	4,634,772
Roderick C.G. MacLeod	51,465,360	2,555,265	114,444	4,634,772
Sue H. Rataj	51,597,404	2,464,746	72,919	4,634,772
Ronaldo H. Schmitz	50,964,663	3,075,868	94,538	4,634,772

In addition to the directors elected at the meeting to the class of directors whose terms expire in 2016, the terms of office of the following directors continued after the meeting: Juan-Enriquez, Gautam S. Kaji, William C. Kirby, Henry F. McCance, John K. McGillicuddy, John F. O’Brien, Patrick M. Prevost, Lydia W. Thomas and Mark S. Wrighton.

2.	The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the votes set forth in the table below:

For:	51,723,730
Against:	2,268,295
Abstain:	143,044
Broker Non-Votes:	4,634,772

3.	The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013 by the votes set forth in the table below:

For:	58,427,710
Against:	314,777
Abstain:	27,354

The proposal to ratify the appointment of Deloitte & Touche LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ Brian A. Berube
Name:	Brian A. Berube
Title:	Senior Vice President and General Counsel

Date: March 11, 2013